Exhibit 99.1
Trupanion Reports First Quarter 2016 Results

•	Total revenue of $42.7 million, up 28% year-over-year (31% on a constant currency basis)

•	307,298 total enrolled pets at quarter-end, up 25% year-over-year
SEATTLE, WA. May 5, 2016 -- Trupanion, Inc. (NYSE:TRUP), a leading provider of medical insurance for cats and dogs, today announced financial results for the first quarter ended March 31, 2016.
“Trupanion’s positive momentum has continued in 2016 and we feel good about the balance we’re striking between growth and our return on investment spend,” said Darryl Rawlings, CEO of Trupanion. “We delivered our 34th consecutive quarter of revenue growth, while simultaneously scaling our fixed expenses. Significantly, the quality of our revenue growth has improved and we increased our LVP to PAC ratio to 4.9 to 1, in-line with our long-term target.”

“As we continue to drive our business towards operational scale in a large and underpenetrated market, we are continuing to invest heavily in the veterinary channel. As we recently announced, our active hospitals increased from 6,073 at the end of 2014 to 7,660 at the end of 2015. This achievement would not have been possible without the efforts of our Territory Partners. By the end of 2015, we had 84 Territory Partners in the field, up from 70 in 2014,” Mr. Rawlings concluded.

First Quarter 2016 Financial and Business Highlights

•	Total revenue was $42.7 million, an increase of 28% compared to the first quarter of 2015 (31% on a constant currency basis).

•	The first quarter marked the 34th quarter of sequential revenue growth since Trupanion entered the U.S. market. In all 34 quarters, year-over-year revenue growth exceeded 25%.

•	Total enrolled pets (including pets from our other business segment) was 307,298 at quarter-end, up 25% over the prior year period.

•	Subscription business revenue was $39.1 million, an increase of 30% compared to the first quarter of 2015 (33% on a constant currency basis).

•	Subscription pets enrolled was 287,123 at quarter-end, up 26% over the prior year period.

•	Net loss was $(2.6) million, compared to a net loss of $(4.9) million in the first quarter of 2015.

•	Adjusted EBITDA was a loss of $(1.1) million, compared to a loss of $(3.3) million in the first quarter of 2015.

Revenue by Quarter

Total Revenue by New vs. Existing Pets
(dollars, in millions)
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0
$3.1
$4.4
$5.3
$6.3
$7.6
$8.8
$9.9
$10.7
$12.0
$13.2
$14.5
$15.9
$17.8
$19.8
$22.1
$24.0
$25.6
$28.1
$30.3
$31.9
$33.3
$35.6
$37.9
$40.2
$42.7
Q1 '10
Q2 '10
Q3 '10
Q4 '10
Q1 '11
Q2 '11
Q3 '11
Q4 '11
Q1 '12
Q2 '12
Q3 '12
Q4 '12
Q1 '13
Q2 '13
Q3 '13
Q4 '13
Q1 '14
Q2 '14
Q3 '14
Q4 '14
Q1 '15
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Existing Pets
New Pets

Conference Call
Trupanion’s management will host a conference call today to review its first quarter 2016 results. The call is scheduled to begin shortly after 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion’s website at http://investors.trupanion.com and will be archived online for 30 days upon completion of the conference call. Participants can access the conference call by dialing 1-866-311-7654 (United States), 1-855-669-9657 (Canada), or 1-412-902-4113 (International). A telephonic replay of the call will also be available, one hour after the completion of the call, by dialing 1-877-344-7529 (United States), 1-855-669-9658 (Canada), or 1-412-317-0088 (International) and entering the replay pin number: 10084149.

About Trupanion
Trupanion is a leading provider of medical insurance for cats and dogs throughout the United States and Canada. For almost two decades, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet owners with the highest value in pet medical insurance. Trupanion is listed on the New York Stock Exchange under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company and, in Canada, by Omega General Insurance Company. For more information please visit Trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to execute its business plans and financial objectives and its future operating results and expenditures. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability and/or appropriate levels of cash flow; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; fluctuations in the Canadian currency exchange rate; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to increase the number of Territory Partners and active hospitals; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; the ability to protect and enforce Trupanion’s intellectual property rights; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website; and compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2015 and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or the Investor Relations section of Trupanion’s website at http://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion’s stated results may include certain non-GAAP financial measures, including, without limitation, free cash flow, adjusted revenue, acquisition cost, net acquisition cost, cost of goods, variable expenses, fixed expenses, non-GAAP subscription gross profit, non-GAAP gross profit, and adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure that Trupanion defines as net loss excluding stock-based compensation expense, depreciation and amortization expense, interest income, interest expense, change in fair value of warrant liabilities, income tax expense (benefit), and loss from equity method investment.

Trupanion’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion’s reported financial results. Further, stock-based compensation expense and other items used in the calculation of various metrics have been and will continue to be for the foreseeable future significant recurring expenses in Trupanion’s business. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business, which are included below and on Trupanion’s Investors Relations website.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Trupanion believes that providing various non-GAAP financial measures that exclude stock-based compensation expense and, in the case of adjusted EBITDA the change in fair value of warrant liabilities, allows for more meaningful comparisons between its operating results from period to period. Trupanion calculates non-GAAP gross profit by subtracting cost of goods and variable expenses from revenue. Cost of goods and variable expenses used in this calculation are non-GAAP measures which exclude stock based compensation. Fixed expenses is a non-GAAP measure which excludes stock based compensation and depreciation. Trupanion excludes sign-up fee revenue from the calculation of adjusted revenue because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion’s sales and marketing expenses. For this reason, Trupanion also nets sign-up fees with sales and marketing expenses in its calculation of net acquisition cost. Trupanion excludes changes in deferred revenue from the calculation of adjusted revenue in order to eliminate fluctuations caused by the timing of pet enrollment during the last month of any particular period in which such measures are being presented or utilized. Trupanion excludes the change in fair value of warrant liabilities from its calculation of adjusted EBITDA in order to eliminate fluctuations caused by changes in its stock price. Trupanion believes this allows it to calculate and present adjusted revenue, acquisition cost, net acquisition cost and the related financial measures it derives from them, as well as adjusted EBITDA, in a consistent manner across periods. Trupanion’s management believes that the non-GAAP financial measures and the related financial measures derived from them are important tools for financial and operational decision-making and for evaluating operating results over different periods of time.
Trupanion has not reconciled adjusted EBITDA guidance to net income (loss) guidance because it does not provide guidance for stock-based compensation expense, depreciation and amortization, interest income, interest expense, change in fair value of warrant liabilities, income tax expense (benefit), or loss from equity method investment which are reconciling items between net income (loss) and adjusted EBITDA. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Contacts:

Investors:
Laura Bainbridge, Addo Communications
310.829.5400
InvestorRelations@trupanion.com

Media:
Britta Gidican, Director, Public Relations
206.607.1930
MediaRelations@trupanion.com

Trupanion, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Revenue:
Subscription business	$39,143	$30,056
Other business	3,556	3,254
Total revenue	42,699	33,310
Cost of revenue:
Subscription business (1)	32,203	24,766
Other business	3,192	2,962
Total cost of revenue (2)	35,395	27,728
Gross profit
Subscription business	6,940	5,290
Other business	364	292
Total gross profit	7,304	5,582
Operating expenses:
Sales and marketing (1)	3,840	3,651
Technology and development (1)	2,287	2,798
General and administrative (1)	3,722	3,697
Total operating expenses	9,849	10,146
Operating loss	(2,545)	(4,564)
Interest expense	30	245
Other (income) expense, net	(17)	19
Loss before income taxes	(2,558)	(4,828)
Income tax expense	14	108
Net loss	$(2,572)	$(4,936)

Net loss per share:
Basic and diluted	$(0.09)	$(0.18)
Weighted-average shares used to compute net loss per share:
Basic and diluted	27,999,248	27,337,302

(1) Includes stock-based compensation expense as follows:
	Three Months Ended
	March 31,
	2016	2015
Cost of revenue	$66	$69
Sales and marketing	82	130
Technology and development	55	121
General and administrative	493	383
Total stock-based compensation expense	$696	$703

(2)The breakout of cost of revenue between claims and other cost of revenue is as follows:

	Three Months Ended
	March 31,
	2016	2015
Claims expense	$30,604	$23,351
Other cost of revenue	4,791	4,377
Total cost of revenue	$35,395	$27,728

Trupanion, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,526	$17,956
Short-term investments	25,567	25,288
Accounts and other receivables	8,464	8,196
Prepaid expenses and other assets	2,038	2,193
Total current assets	53,595	53,633
Long-term investments, at fair value	2,489	2,388
Equity method investment	296	300
Property and equipment, net	9,587	9,719
Intangible assets, net	4,865	4,854
Other long term assets	38	23
Total assets	$70,870	$70,917
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,027	$1,289
Accrued liabilities	2,988	4,189
Claims reserve	6,854	6,274
Deferred revenue	11,785	11,042
Deferred tax liabilities	169	169
Other payables	809	654
Total current liabilities	23,632	23,617
Long-term debt	968	-
Deferred tax liabilities	1,431	1,433
Other liabilities	531	511
Total liabilities	26,562	25,561
Stockholders’ equity:
Common stock, $0.00001 par value per share, 200,000,000 shares authorized at March 31, 2016 and December 31, 2015, 29,195,507 and 28,574,528 issued and outstanding at March 31, 2016; 29,017,168 and 28,396,189 shares issued and outstanding at December 31, 2015.	-	-
Preferred stock: $0.00001 par value per share, 10,000,000 authorized at March 31, 2016 and December 31, 2015, and 0 issued and outstanding at March 31, 2016 and December 31, 2015.	-	-
Additional paid-in capital	124,077	122,844
Accumulated other comprehensive loss	(211)	(502)
Accumulated deficit	(76,957)	(74,385)
Treasury stock, at cost: 620,979 shares at March 31, 2016 and December 31, 2015.	(2,601)	(2,601)
Total stockholders’ equity	44,308	45,356
Total liabilities and stockholders’ equity	$70,870	$70,917

Trupanion, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Operating activities
Net loss	$(2,572)	$(4,936)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	785	566
Stock-based compensation expense	696	703
Other	9	(116)
Changes in operating assets and liabilities:
Accounts receivable	(234)	75
Prepaid expenses and other current assets	153	(152)
Accounts payable	(200)	(387)
Accrued liabilities	(1,267)	(736)
Claims reserve	521	76
Deferred revenue	676	329
Other payables	135	(330)
Net cash used in operating activities	(1,298)	(4,908)
Investing activities
Purchases of investment securities	(3,959)	(3,206)
Maturities of investment securities	3,700	4,245
Purchases of property and equipment	(653)	(1,590)
Other	(34)	-
Net cash used in investing activities	(946)	(551)
Financing activities
Tax withholding on restricted stock	-	(384)
Proceeds from exercise of stock options	486	367
Proceeds from (repayment of) debt financing	987	(14,900)
Net cash provided by (used in) financing activities	1,473	(14,917)
Effect of foreign exchange rates on cash, net	341	(228)
Net change in cash and cash equivalents	(430)	(20,604)
Cash and cash equivalents at beginning of period	17,956	53,098
Cash and cash equivalents at end of period	$17,526	$32,494

The following table sets forth our key financial and operating metrics:

	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014
Total pets enrolled (at period end)	307,298	291,818	276,988	259,948	246,106	232,450	221,479	207,969
Total subscription pets enrolled (at period end)	287,123	272,636	258,546	241,808	228,409	215,491	205,194	192,338
Monthly adjusted revenue per pet	$45.48	$45.48	$45.15	$45.1	$44.34	$44.79	$44.88	$43.6
Lifetime value of a pet (LVP)	$603	$591	$591	$570	$567	$591	$580	$602
Average pet acquisition cost (PAC)	$123	$132	$129	$133	$134	$145	$115	$114
Average monthly retention	98.65%	98.64%	98.66%	98.67%	98.66%	98.69%	98.67%	98.65%
Adjusted EBITDA (in thousands)	$(1,066)	$(1,588)	$(3,211)	$(3,165)	$(3,333)	$(2,903)	$(2,908)	$(2,459)

The following table reflects the reconciliation of cash used in operating activities to free cash flow (in thousands):

	Three Months Ended
	March 31,
	2016	2015
Net cash used in operating activities	$(1,298)	$(4,908)
Purchases of property and equipment	(653)	(1,590)
Free cash flow	$(1,951)	$(6,498)

The following table reflects the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):

	Three Months Ended March 31,
	2016	2015
Claims expense	$30,604	$23,351
Stock-based compensation expense	(58)	(53)
Cost of goods	$30,546	$23,298
% of revenue	71.5%	69.9%

Other cost of revenue	$4,791	$4,377
Stock-based compensation expense	(8)	(16)
Variable expenses	$4,783	$4,361
% of revenue	11.2%	13.1%

Subscription business gross profit	$6,940	$5,290
Stock-based compensation expense	66	69
Non-GAAP subscription business gross profit	$7,006	$5,359
% of subscription revenue	17.9%	17.8%

Gross profit	$7,304	$5,582
Stock-based compensation expense	66	69
Non-GAAP gross profit	$7,370	$5,651
% of revenue	17.3%	17.0%

General and administrative expense	$3,722	$3,697
Technology and development expense	2,287	2,798
Depreciation expense	(785)	(566)
Stock-based compensation expense	(548)	(504)
Fixed expenses	$4,676	$5,425
% of revenue	11.0%	16.3%

Sales and marketing expense	$3,840	$3,651
Stock-based compensation expense	(82)	(130)
Acquisition cost	$3,758	$3,521
% of revenue	8.8%	10.6%

The following table reflects the reconciliation of adjusted revenue to revenue (in thousands):

	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014
Revenue	$42,699	$40,201	$37,865	$35,587	$33,310	$31,868	$30,312	$28,090
Excluding:
Other business revenue	(3,556)	(3,479)	(3,445)	(3,379)	(3,254)	(3,251)	(3,200)	(3,178)
Change in deferred revenue	421	378	423	321	328	247	385	84
Sign-up fee revenue	(527)	(506)	(542)	(451)	(484)	(363)	(425)	(407)
Adjusted revenue	$39,037	$36,594	$34,301	$32,078	$29,900	$28,501	$27,072	$24,589

The following table reflects the reconciliation of acquisition cost and net acquisition cost to sales and marketing expense (in thousands):

	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014
Sales and marketing expenses	$3,840	$3,919	$4,128	$3,533	$3,651	$3,218	$2,934	$2,810
Excluding:
Stock-based compensation expense	(82)	(104)	(102)	(110)	(130)	(147)	(115)	(144)
Acquisition cost	3,758	3,815	4,026	3,423	3,521	3,071	2,819	2,666
Net of:
Sign-up fee revenue	(527)	(506)	(542)	(451)	(484)	(363)	(425)	(407)
Other business segment sales and marketing expense	(38)	(8)	(16)	(30)	(26)	(30)	(22)	(28)
Net acquisition cost	$3,193	$3,301	$3,468	$2,942	$3,011	$2,678	$2,372	$2,231

The following table reflects the reconciliation of adjusted EBITDA to net loss (in thousands):

	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014
Net loss	$(2,572)	$(3,001)	$(4,643)	$(4,625)	$(4,936)	$(4,276)	$(8,509)	$(3,479)
Excluding:
Stock-based compensation expense	696	653	749	897	703	890	2,001	626
Depreciation and amortization expense	785	741	672	563	566	441	505	419
Interest income	(23)	(19)	(19)	(18)	(19)	(18)	(20)	(18)
Interest expense	30	26	14	40	245	103	5,155	726
Change in fair value of warrant liabilities	-	-	-	-	-	-	(2,054)	(740)
Income tax expense (benefit)	14	12	16	(22)	108	(43)	14	7
Loss from equity method investment	4	-	-	-	-	-	-	-
Adjusted EBITDA	$(1,066)	$(1,588)	$(3,211)	$(3,165)	$(3,333)	$(2,903)	$(2,908)	$(2,459)